UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2017

Edge Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000
Berkeley Heights, New Jersey 07922
(800) 208-3343
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On September 18, 2017, the Board of Directors (the “Board”) appointed Rosemary A. Crane as director of Edge Therapeutics, Inc. (“Edge”). Ms. Crane was appointed to fill a vacancy created when the size of the Board was expanded from nine to ten members.  The Board appointed Ms. Crane to the Nominating and Corporate Governance Committee.

Ms. Crane served as President and Chief Executive Officer of MELA Sciences, Inc. from 2013 to 2014.  Ms. Crane was Head of Commercialization and a partner at Appletree Partners from 2011 to 2013.  From 2008 to 2011, she served as President and Chief Executive Officer of Epocrates Inc.  Ms. Crane served in various senior and executive positions at Johnson & Johnson from 2002 to 2008, including as Group Chairman, OTC & Nutritional Group from 2006 to 2008, as Group Chairman Consumer, Specialty Pharmaceuticals and Nutritionals from 2004 to 2006, and as Executive Vice President of Global marketing for the Pharmaceutical Group from 2002 to 2004.  Prior to that, she held various positions at Bristol Myers Squibb from 1982 to 2002, including as President of U.S. Primary Care from 2000 to 2002 and as President of Global Marketing and Consumer Products from 1998 to 2000.

Ms. Crane has served as Vice Chairman of the board of Zealand Pharma A/S since 2015 and has served on the Board of Directors of Teva Pharmaceuticals since 2015.  Ms. Crane received an M.B.A. from Kent State University in 1986 and a B.A. in communications and English from the State University of New York in 1981.  She has over 32 years of experience in commercialization and business operations, primarily in the pharmaceutical and biotechnology industries, and more than 25 years of therapeutic and consumer drug launch expertise, as well as global experience.

Upon her appointment to the Board, Ms. Crane became entitled to receive an annual cash retainer in the amount of $35,000, pursuant to Edge’s non-employee director compensation policy. In addition, Ms. Crane became entitled to receive $4,000 as a member of the Nominating and Corporate Governance Committee. The foregoing cash retainers will be pro-rated for any partial year for which Ms. Crane serves as director. On September 18, 2017, Ms. Crane was granted options covering 30,000 shares of Edge’s common stock, par value $0.00033 per share (the “Grant”), effective as of her appointment to the Board and pursuant to the terms and conditions of Edge’s 2014 Equity Incentive Plan. Such Grant will vest 1/3 on the each of the first, second and third anniversaries from the date of the Grant.

Additional information regarding Ms. Crane’s appointment as a director is contained in the press release attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 19, 2017.

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated September 19, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2017	Edge Therapeutics, Inc.

	By:	/s/ Albert N. Marchio II
Name: Albert N. Marchio II
Title: Chief Accounting and Administrative Officer, Interim Chief Financial Officer

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